Exhibit 99.1 PRESS RELEASE, DATED MAY 28, 2014, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2014

EnerSys Reports Fourth Quarter and Full Year Fiscal 2014 Results
Reading, PA, USA, May 28, 2014 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter and full year of fiscal 2014, which ended on March 31, 2014.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2014 were $12.8 million, or $0.26 per diluted share, including an unfavorable highlighted net of tax impact of $0.92 per share from a charge of $10.6 million for restructuring plans, legal proceedings charge of $35.7 million and $0.4 million for fees related to acquisition activities.

The Net earnings of $0.26 per diluted share, compares to Net earnings per diluted share of $0.77 for the fourth quarter of fiscal 2013, which included an unfavorable highlighted net of tax charge of $0.03 per share from a charge of $1.3 million for restructuring plans.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2014, on a non-GAAP basis were $1.18, which exceeds the guidance of $1.08 to $1.12 per diluted share given by the Company on February 5, 2014. These earnings compare to the prior year fourth quarter adjusted Net earnings of $0.80 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Net sales for the fourth quarter of fiscal 2014 were $665.2 million, a 16% increase from the prior year fourth quarter net sales of $572.2 million. The 16% increase was the result of a 9% increase in organic volume, a 6% increase from acquisitions and a 1% increase due to pricing. Sequential quarterly sales increased 3% from the third quarter of fiscal 2014 net sales of $643.1 million primarily due to a 2% increase in organic volume improvement and a 1% increase from acquisitions in Americas and Asia.

The Company’s operating results for its business segments for the fourth quarters of fiscal 2014 and 2013 are as follows:

	Quarter ended
	($ millions)
	March 31, 2014	March 31, 2013
Net sales by segment
Americas	$337.3	$285.5
EMEA	260.5	242.3
Asia	67.4	44.4

Total net sales	$665.2	$572.2

Operating earnings
Americas	$46.1	$38.4
EMEA	32.2	18.0
Asia	5.1	2.4
Restructuring charges and other exit costs-EMEA	(12.8)	(1.8)
Restructuring charges-Asia	(0.1)	—
Legal proceedings charge-Americas	(58.2)	—
Acquisition activity expense-Americas	(0.4)	—

Total operating earnings	$11.9	$57.0
EMEA - Europe, the Middle East and Africa

Net earnings for the twelve months of fiscal 2014 were $150.3 million or $3.02 per diluted share, including an unfavorable net of tax impact of $0.94 per share from a charge of $23.0 million for restructuring plans, legal proceedings charge of $35.7 million, write-off of goodwill and other non-operating assets of $8.9 million and $1.6 million for fees related to acquisition activities partially offset by a net tax credit for $22.1 million.

Net earnings for the twelve months of fiscal 2013 were $166.5 million or $3.42 per diluted share, including an unfavorable net of tax impact of $0.13 per share from a charge of $6.1 million for restructuring plans and $0.2 million for fees related to acquisition activities.

Adjusted net earnings for the twelve months of fiscal 2014, on a non-GAAP basis, were $3.96 per diluted share. This compares to the prior year twelve months adjusted net earnings of $3.55 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the twelve months of fiscal 2014 were $2,474.4 million, an increase of 9% from the net sales of $2,277.6 million in the comparable period in fiscal 2013. The 9% increase was primarily the result of a 5% increase in organic volume, a 3% increase from acquisitions and a 1% increase due to pricing.

The Company's operating results for its business segments for the twelve months of fiscal years 2014 and 2013, respectively, are as follows:

	Fiscal year ended
	($ millions)
	March 31, 2014	March 31, 2013
Net sales by segment
Americas	$1,267.6	$1,126.9
EMEA	966.1	926.2
Asia	240.7	224.5

Total net sales	$2,474.4	$2,277.6

Operating earnings
Americas	$180.6	$172.0
EMEA	84.9	64.2
Asia	21.6	21.2
Restructuring and other exit charges-EMEA	(27.1)	(4.5)
Restructuring charges-Asia	(0.3)	(2.7)
Legal proceedings charge-Americas	(58.2)	—
Goodwill impairment charge-Asia	(5.2)	—
Acquisition activity expense-Americas	(1.5)	(0.3)
Acquisition activity expense-Asia	(0.4)	—

Total operating earnings	$194.4	$249.9

“We are pleased with our previously reported full year record earnings of $3.96 per diluted share on an as-adjusted basis,” stated John D. Craig, chairman, president and chief executive officer of EnerSys. “In addition, our EMEA employees are to be congratulated for achieving operating earnings of 12.4% for the fiscal fourth quarter. This is the first time they have exceeded our minimum operating earnings target of 10%.”

Mr. Craig added, “Our first quarter of fiscal 2015 guidance for non-GAAP adjusted net earnings per diluted share should be $1.02 to $1.06, which excludes an expected net charge of $0.07 from our ongoing restructuring programs and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition and litigation activities. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	March 31, 2014		March 31, 2013
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$12.8		$37.7
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges-EMEA	10.5	(1)	1.3	(1)
Restructuring charge-Asia	0.1	(2)	—
Legal proceedings charge-Americas	35.7	(3)	—
Acquisition activity expense-Americas	0.4	(4)	—
Non-GAAP adjusted net earnings	$59.5		$39.0

Weighted-average number of common shares used in per share calculations:
Basic	47,100,531		47,822,281
Diluted	50,227,076		48,712,542

Non-GAAP adjusted net earnings per share:
Basic	$1.26		$0.82
Diluted	$1.18		$0.80

Reported net earnings per share:
Basic	$0.27		$0.79
Diluted	$0.26		$0.77
Dividends per common share	$0.125		$—

	Fiscal year ended
	March 31, 2014		March 31, 2013
	(in millions, except share and per share amounts)
Net earnings reconciliation
As reported net earnings	$150.3		$166.5
Non-GAAP adjustments, net of tax:
Restructuring and other exit charges-EMEA	22.8	(1)	3.4	(1)
Restructuring charge-Asia	0.2	(2)	2.7	(2)
Legal proceedings charge-Americas	35.7	(3)	—
Acquisition activity expense-Americas	1.3	(4)	0.2	(4)
Acquisition activity expense-Asia	0.3	(4)	—
Goodwill impairment charge-Asia	2.6	(5)	—
Write-off of non-operating assets	6.3	(6)	—
Net tax benefit	(22.1)	(7)	—
Non-GAAP adjusted net earnings	$197.4		$172.8

Weighted-average number of common shares used in per share calculations:
Basic	47,473,690		48,022,005
Diluted	49,788,155		48,635,449

Non-GAAP adjusted net earnings per share:
Basic	$4.16		$3.60
Diluted	$3.96		$3.55

Reported net earnings per share:
Basic	$3.17		$3.47
Diluted	$3.02		$3.42
Dividends per common share	$0.50		$—

Resulting from pre-tax restructuring charges in EMEA of approximately $12.8 million and $1.8 million in the fourth quarter of fiscal 2014 and 2013, respectively and approximately $27.1 million and $4.5 million for the twelve months of fiscal 2014 and 2013, respectively. Included in the restructuring charges in EMEA for the fourth quarter and fiscal 2014 were exit costs related to certain operations in Europe of approximately $5.6 million.

(1)
Resulting from pre-tax restructuring charges in Asia of approximately $0.1 million in the fourth quarter and $0.3 million and $2.7 million for the twelve months of fiscal 2014 and 2013, respectively.
(2)
Resulting from pre-tax legal proceedings charge of $58.2 million as the result of our previously disclosed unfavorable arbitration ruling.
(3)

Resulting from pre-tax charges for acquisition activity expense of approximately $0.4 million in Americas in the fourth quarter of fiscal 2014. Pre-tax charges for acquisition activity expense were approximately $1.5 million in Americas and $0.4 million in Asia for the twelve months of fiscal 2014 and $0.3 million in Americas for the twelve months of fiscal 2013.

(4)
Resulting from goodwill impairment charge net of share attributable to noncontrolling interest, in Asia in the third quarter of fiscal 2014.
(5)
Resulting from pre-tax write off of non-operating assets of $5.0 million and other miscellaneous charges relating to a previous acquisition of $1.5 million in the third quarter of fiscal 2014.
(6)
Resulting from changes to certain valuation reserves in EMEA and Asia in the third quarter of fiscal 2014.
(7)

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	March 31, 2014	March 31, 2013

Net sales	$665.2	$572.2
Gross profit	178.0	139.1
Operating expenses	95.0	80.3
Restructuring and other exit charges	12.9	1.8
Legal proceedings charge	58.2	—
Operating earnings	11.9	57.0
Earnings before income taxes	5.2	52.4
Net earnings attributable to EnerSys stockholders	$12.8	$37.7

Net earnings per common share attributable to EnerSys stockholders:
Basic	$0.27	$0.79
Diluted	$0.26	$0.77
Dividends per common share	$0.125	$—
Weighted-average number of common shares used in per share calculations:
Basic	47,100,531	47,822,281
Diluted	50,227,076	48,712,542

	Fiscal year ended
	March 31, 2014	March 31, 2013

Net sales	$2,474.4	$2,277.6
Gross profit	629.6	569.4
Operating expenses	344.4	312.3
Restructuring and other exit charges	27.4	7.2
Legal proceedings charge	58.2	—
Goodwill impairment charge	5.2	—
Operating earnings	194.4	249.9
Earnings before income taxes	163.7	230.3
Net earnings attributable to EnerSys stockholders	$150.3	$166.5

Net earnings per common share attributable to EnerSys stockholders:
Basic	$3.17	$3.47
Diluted	$3.02	$3.42
Dividends per common share	$0.50	$—
Weighted-average number of common shares used in per share calculations:
Basic	47,473,690	48,022,005
Diluted	49,788,155	48,635,449

EnerSys will host a conference call to discuss the Company's fourth quarter fiscal 2014 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, May 29, 2014 at 9:00 a.m. Eastern Time, will be hosted by John D. Craig, Chairman, President & Chief Executive Officer, and Michael J. Schmidtlein, Senior Vice President Finance and Chief Financial Officer.

A live webcast of the conference call will be available on the Company’s website at http://www.enersys.com under the "Investor Relations" link. Presentation materials to be used in conjunction with the conference call will become available under the aforementioned link shortly following the issuance of this press release.

The conference call information is:

Date:	Thursday, May 29, 2014
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	6927808

A replay of the conference call will be available from 12:30 p.m. on May 29, 2014 through midnight on June 28, 2014.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	6927808

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the world leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, payment of future cash dividends, execution of its stock buy back program, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2014. No undue reliance should be placed on any forward-looking statements.